Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Second Consecutive Quarter of Net Income and $3.2M in
Adjusted EBITDA
- - -
Service Fee Business Increases Revenue 18% in the Third Quarter; Announces Several New Client
Agreements
- - -
eCOST.com Financial Performance Continues To Improve
- - -
PLANO, Texas, November 13, 2007 — PFSweb, Inc. (Nasdaq: PFSW), a global provider of business process outsourcing (“BPO”) solutions for both online and traditional commerce, today announced its financial results for the third quarter and nine months ended September 30, 2007.
Summary of consolidated results for the third quarter ended September 30, 2007:
•	Total reported revenue was $112.0 million, compared to $94.3 million for the third quarter of 2006;

¢ eCOST.com revenue increased 62% to $27.0 million, compared to $16.7 million for the same period last year;

•	Adjusted EBITDA (as defined) was $3.2 million versus $5,000 for the same period last year;

•	Net income was $162,000 or $0.00 per basic and diluted share, compared to a net loss of $3.3 million, or $0.07 per basic and diluted share, for the third quarter of 2006;

•	Merchandise sales (as defined) totaled approximately $751 million for the third quarter of 2007 versus approximately $720 million for the same period last year;

•	Total cash, cash equivalents and restricted cash equaled $16.8 million as of September 30, 2007.
Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “This is the second consecutive quarter of consolidated profit since completing eCOST.com’s integration. In addition, Adjusted EBITDA increased to $3.2M from just $5,000 in the third quarter of 2006. These results represent steady growth in our Services Business and a more efficient, improved eCOST.com. Going into the peak holiday shopping season, which we expect will be eCOST.com’s strongest quarter moving forward, we are confident in our ability to deliver another strong financial performance and currently expect to be toward the high end of our consolidated Adjusted EBITDA guidance for 2007 of $8 to $10 million.”

Summary of consolidated results for the nine months ended September 30, 2007:
•	Total reported revenue was $324.8 million, compared to $314.3 million for the nine months ended September 30, 2006;

•	Adjusted EBITDA (as defined) was $7.3 million versus $1.6 million for the same period last year;

•	Net loss was $2.0 million, or $0.04 per basic and diluted share, compared to a net loss of $8.1 million, or $0.19 per basic and diluted share, for the nine months ended September 30, 2006;

•	Merchandise sales (as defined) totaled nearly $2.1 billion versus $1.9 billion for the same period last year.
Please note that the prior year’s nine months consolidated results only include the financial results for eCOST.com from the date the merger closed on February 1, 2006 through September 30, 2006.
Summary of results by business:
Service Fee Business:
For the third quarter of 2007, Service Fee revenue increased 18% to $18.4 million, compared with $15.6 million for the same period in 2006. The Service Fee business reported Adjusted EBITDA of $2.0 million for the third quarter of 2007, compared to $0.1 million for the same period last year.
For the nine months ended September 30, 2007, Service Fee revenue increased 11% to $53.0 million, from $47.7 million for the same period in 2006. The Service Fee business reported Adjusted EBITDA of $4.3 million for the nine months ended September 30, 2007, compared to $3.4 million for the same period last year.
The increases in Service Fee revenue and Adjusted EBITDA are primarily attributable to activity from new clients that were added late in 2006, increased project activity in the current year and the favorable impact of exchange rates. In addition, the Service Fee revenue for the third quarter of 2007 benefited from a shift in timing of transaction volumes from a large client into this quarter as opposed to earlier in the year.
Mike Willoughby, President of PFSweb’s Services Division commented, “During the quarter, the Service Fee Business excelled, generating nearly 20% revenue growth (excluding pass-through activity). We are also pleased to announce several new client agreements were signed in the recent months. We believe this new business is driven by our ability to provide clients with global scale, world-class infrastructure and custom solutions. We continue to be excited by the potential for further new contracts as our new business pipeline remains robust at approximately $40 million, which includes over $12 million in proposals added in the third quarter.”
Supplies Distributors Business:
For the third quarter of 2007, Supplies Distributors revenue was $58.3 million, compared to $55.9 million for the same period last year. Adjusted EBITDA was $1.6 million for the third quarter of 2007, compared to $3.1 million for the same period last year. The decline in Adjusted EBITDA is primarily attributable to certain incremental inventory cost reductions that occurred in the 2006 period.

For the nine months ended September 30, 2007, Supplies Distributors revenue was $174.7 million, compared to $185.2 million for the same period last year. Adjusted EBITDA was $5.0 million for the nine months ended September 30, 2007, as compared to $6.4 million for the same period last year.
Mr. Willoughby continued, “During the third quarter, results for the Supplies Distributors Business were within our expectations, with revenue of $58.3 million, a 4.3% increase over prior year, and gross margin of 6.9%. Revenue for the 2007 nine month period reflects a decline year over year due to reduced vendor promotional activity, the impact of foreign currency fluctuations and lower unit volumes as compared to the prior year.”
eCOST.com Business:
For the third quarter of 2007, eCOST.com revenue increased 62% to $27.0 million, compared to $16.7 million in the third quarter of 2006. Prior year revenue was negatively impacted by service and product merchandising issues incurred in conjunction with the 2006 integration activities of eCOST.com into the Company’s operations. On a sequential basis, eCOST.com’s quarterly revenue remained steady compared to $27.1 million in the second quarter of 2007 and improved significantly compared to $21.6 million in the first quarter of 2007. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.4 million, a significant improvement as compared to a loss of $3.2 million in the same quarter of 2006, a loss of $0.6 million in the second quarter of 2007 and a loss of $0.9 million for the first quarter of 2007.
For the nine months ended September 30, 2007, eCOST.com revenues increased nearly 13% to $75.7 million, compared to $67.2 million for the same period in 2006. Adjusted EBITDA for eCOST.com in the nine months ended September 30, 2007 was a loss of $1.9 million, compared to a loss of $8.1 million for the same period last year. The prior year nine month period results for eCOST.com reflect only eight months of activity from the date of acquisition of February 1, 2006 through September 30, 2006.
Mr. Layton continued, “We are pleased with eCOST.com’s performance now that we have improved and streamlined its operations. These advancements have led to significant improvements in gross margins and Adjusted EBITDA results for the quarter and nine-month results. Revenues for the business were up about 12.5% for the nine months ended September 30, 2007 from the prior year period and gross profit margins increased to 8.4%. The improved gross margins are due to broader product mix, improved pricing controls, freight initiatives, reduced credit card chargeback activity and an increased number of Virtual Warehouse agreements,” concluded Mr. Layton.
Significant operating events for third quarter of 2007:
•	Service Fee Business added four new partners totaling $3 to $4 million in annualized service fee revenue, based on client projections once fully implemented.
¢	A large specialty retailer signed a two year agreement for PFSweb to provide a seamless customer service solution in the U.S. that supports its direct to consumer business unit.

¢	Microlife AG Europe and the Blood Pressure Association (BPA) in the United Kingdom signed a two-year agreement with PFSweb for website design, configuration and hosting, order fulfillment, distribution, warehousing and financial management support for their e-commerce partnership in the U.K.

¡	L’Oréal, the world’s largest beauty company, selected PFSweb to provide an end-to-end fulfillment and customer service solution for its Diesel brand perfume “Fuel for Life” line. PFSweb will provide a full service solution for L’Oréal’s online store, www.diesel-parfums.com/factory, including web hosting support, warehousing, order processing, fulfillment & distribution, kitting and assembly, returns and multi-lingual call center support from its European facility in Liege-Belgium.

¡	Proximus, the largest mobile telecommunications operator in Belgium, selected PFSweb to provide a full service solution for their on-line store, http://www.e-proximus.be/, including web design and hosting, warehousing, order processing, fulfillment & distribution, returns and multi-lingual call center support.
•	PFSweb was named to Deloitte & Touche’s ‘Fast 500’ and ‘Texas Technology Fast 50’ as one of the fastest growing companies in the U.S. and Texas over the past five years

•	PFSweb named a ‘Top 100 Great Supply Chain Partner’ by Global Logistics and Supply Chain Strategies Magazine

•	eCOST.com launched enhanced catalogue search capability powered by Visual Sciences in time for the Holiday season.

•	eCOST.com added 2 new Virtual Warehouses in the third quarter of 2007, bringing the total number of Virtual Warehouses to 14. Virtual Warehouses enable eCOST.com to market more new products, expand product categories and are targeted to generate higher margins on sales.
Financial Guidance for Fiscal Year 2007
PFSweb continues to target total consolidated revenues, excluding pass-through revenues, of approximately $420 million to $435 million and consolidated Adjusted EBITDA of $8 — $10 million for 2007. Capital expenditures for 2007 are estimated to be approximately $6 — $7 million, including amounts financed under capital leases. Achieving these targets will depend upon, among other things, achieving and maintaining the currently expected significant improvement in operations from eCOST.com and continued strong performance from our Service Fee and Supplies Distributors businesses on a year-over-year basis.
Conference Call Information
Management will host a conference call at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) on November 13, 2007 to discuss the latest corporate developments and results. To listen to the call, please dial (888) 694-4728 and enter the pin number (9363780) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through December 13, 2007 at (877) 519-4471, pin number (9363780). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and a loss on a sales transaction to a former eCOST.com customer. EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA and Adjusted EBITDA eliminates the effect of financing, income taxes, the accounting effects of capital spending, stock-based compensation, merger related expenses and certain other expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Fathead, CHiA’SSO, MARS Drinks North America (formerly FLAVIA® Beverage Systems), Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp. (formerly Raytheon Aircraft Company), Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name technology and consumer electronics for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 110,000 different products from leading manufacturers such as Sony, JVC, Canon, Hewlett-Packard, Denon, Onkyo, Garmin, Panasonic, Toshiba and Microsoft primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2006 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; whether outstanding warrants issued in a prior private placement will be exercised in the future; our ability to successfully the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Product revenue, net	$85,263	$72,593	$250,398	$252,447
Service fee revenue	18,398	15,553	53,006	47,681
Pass-thru revenue	8,334	6,138	21,398	14,128

Total revenues	111,995	94,284	324,802	314,256

COSTS OF REVENUES:
Cost of product revenue	78,874	66,889	231,443	235,698
Cost of service fee revenue	12,912	11,768	38,211	34,513
Cost of pass-thru revenue	8,334	6,138	21,398	14,128

Total costs of revenues	100,120	84,795	291,052	284,339

Gross profit	11,875	9,489	33,750	29,917

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,678	11,330	32,493	34,238
MERGER INTEGRATION EXPENSE	—	486	150	1,129
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	204	204	612	545

Total operating expenses	10,882	12,020	33,255	35,912

Income (loss) from operations	993	(2,531)	495	(5,995)
INTEREST EXPENSE, NET	615	557	1,857	1,505

Income (loss) before income taxes	378	(3,088)	(1,362)	(7,500)
INCOME TAX PROVISION	216	221	683	580

NET INCOME (LOSS)	$162	$(3,309)	$(2,045)	$(8,080)

NET INCOME (LOSS) PER SHARE:
Basic	$0.00	$(0.07)	$(0.04)	$(0.19)

Diluted	$0.00	$(0.07)	$(0.04)	$(0.19)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	46,479	46,499	46,477	41,557

Diluted	47,533	46,499	46,477	41,557

EBITDA (B)	$3,014	$(687)	$6,603	$(562)

Adjusted EBITDA (B)	$3,186	$5	$7,323	$1,642

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2006.

(B)	A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income (loss)	$162	$(3,309)	$(2,045)	$(8,080)
Income tax expense	216	221	683	580
Interest expense	615	557	1,857	1,505
Depreciation and amortization	2,021	1,844	6,108	5,433

EBITDA	$3,014	$(687)	$6,603	$(562)
Stock-based compensation	172	206	570	686
Merger integration related expenses	—	486	150	1,129
Loss on sales transaction to former eCOST customer	—	—	—	389

Adjusted EBITDA	$3,186	$5	$7,323	$1,642

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance
Sheets (In Thousands, Except Share Data)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,172	$15,066
Restricted cash	2,611	2,653
Accounts receivable, net of allowance for doubtful accounts of $1,498 and $2,352 at September 30, 2007 and December 31, 2006, respectively	48,138	49,186
Inventories, net of reserves of $2,086 and $2,987 at September 30, 2007 and December 31, 2006, respectively	44,574	47,670
Other receivables	9,517	10,774
Prepaid expenses and other current assets	3,209	3,531

Total current assets	122,221	128,880

PROPERTY AND EQUIPMENT, net	12,325	12,884
IDENTIFIABLE INTANGIBLES	6,025	6,647
GOODWILL	15,362	15,362
OTHER ASSETS	794	848

Total assets	156,727	164,621

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$27,484	$23,802
Trade accounts payable	56,431	62,441
Accrued expenses	20,329	21,485

Total current liabilities	104,244	107,728

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,194	6,076
OTHER LIABILITIES	1,659	1,977

Total liabilities	109,097	115,781

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 46,563,008 and 46,553,752 shares issued at June 30, 2007 and December 31, 2006, respectively; and 46,476,708 and 46,467,452 outstanding as of June 30, 2007 and December 31, 2006, respectively	47	47
Additional paid-in capital	91,885	91,302
Accumulated deficit	(46,399)	(44,354)
Accumulated other comprehensive income	2,182	1,930
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’equity’	47,630	48,840

Total liabilities and shareholders’ equity	$156,727	$164,621

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended September 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$58,313	$26,950	$—	$85,263
Service fee revenue	18,398	—	—	—	18,398
Service fee revenue — affiliate	2,001	—	—	(2,001)	—
Pass-thru revenue	8,415	—	—	(81)	8,334

Total revenues	28,814	58,313	26,950	(2,082)	111,995

COSTS OF REVENUES:
Cost of product revenue	—	54,295	24,581	(2)	78,874
Cost of service fee revenue	13,585	—	—	(673)	12,912
Cost of pass-thru revenue	8,415	—	—	(81)	8,334

Total costs of revenues	22,000	54,295	24,581	(756)	100,120

Gross profit	6,814	4,018	2,369	(1,326)	11,875

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,699	2,448	2,857	(1,326)	10,678
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	6,699	2,448	3,061	(1,326)	10,882

Income (loss) from operations	115	1,570	(692)	—	993
INTEREST EXPENSE (INCOME), NET	48	582	(15)	—	615

Income (loss) before income taxes	67	988	(677)	—	378
INCOME TAX PROVISION (BENEFIT)	(142)	358	—	—	216

NET INCOME (LOSS)	$209	$630	$(677)	$—	$162

EBITDA	$1,875	$1,576	$(437)	$—	$3,014

Adjusted EBITDA	$2,047	$1,576	$(437)	$—	$3,186

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$209	$630	$(677)	$—	$162
Income tax expense (benefit)	(142)	358	—	—	216
Interest expense (income)	48	582	(15)	—	615
Depreciation and amortization	1,760	6	255	—	2,021

EBITDA	$1,875	$1,576	$(437)	$—	$3,014
Stock-based compensation	172	—	—	—	172

Adjusted EBITDA	$2,047	$1,576	$(437)	$—	$3,186

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Nine Months Ended September 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$174,718	$75,680	$—	$250,398
Service fee revenue	53,006	—	—	—	53,006
Service fee revenue — affiliate	6,067	—	—	(6,067)	—
Pass-thru revenue	21,656	—	—	(258)	21,398

Total revenues	80,729	174,718	75,680	(6,325)	324,802

COSTS OF REVENUES:
Cost of product revenue	—	162,146	69,303	(6)	231,443
Cost of service fee revenue	40,184	—	—	(1,973)	38,211
Cost of pass-thru revenue	21,656	—	—	(258)	21,398

Total costs of revenues	61,840	162,146	69,303	(2,237)	291,052

Gross profit	18,889	12,572	6,377	(4,088)	33,750

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	20,547	7,574	8,460	(4,088)	32,493
MERGER INTEGRATION EXPENSE	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	612	—	612

Total operating expenses	20,547	7,574	9,222	(4,088)	33,255

Income (loss) from operations	(1,658)	4,998	(2,845)	—	495
INTEREST EXPENSE (INCOME), NET	96	1,807	(46)	—	1,857

Income (loss) before income taxes	(1,754)	3,191	(2,799)	—	(1,362)
INCOME TAX PROVISION (BENEFIT)	(471)	1,154	—	—	683

NET INCOME (LOSS)	$(1,283)	$2,037	$(2,799)	$—	$(2,045)

EBITDA	$3,684	$5,013	$(2,094)	$—	$6,603

Adjusted EBITDA	$4,254	$5,013	$(1,944)	$—	$7,323

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(1,283)	$2,037	$(2,799)	$—	$(2,045)
Income tax expense (benefit)	(471)	1,154	—	—	683
Interest expense (income)	96	1,807	(46)	—	1,857
Depreciation and amortization	5,342	15	751	—	6,108

EBITDA	$3,684	$5,013	$(2,094)	$—	$6,603
Stock-based compensation	570	—	—	—	570
Merger integration expense	—	—	150	—	150

Adjusted EBITDA	$4,254	$5,013	$(1,944)	$—	$7,323

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of September 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,132	$1,800	$1,240	$—	$14,172
Restricted cash	50	1,746	815	—	2,611
Accounts receivable, net	18,459	26,746	4,037	(1,104)	48,138
Inventories, net	—	38,226	6,348	—	44,574
Other receivables	173	9,344	—	—	9,517
Prepaid expenses and other current assets	1,852	1,308	49	—	3,209

Total current assets	31,666	79,170	12,489	(1,104)	122,221

PROPERTY AND EQUIPMENT, net	11,956	35	334	—	12,325
NOTES RECEIVABLE FROM AFFILIATES	18,145	—	—	(18,145)	—
INVESTMENT IN AFFILIATES	38,104	—	—	(38,104)	—
IDENTIFIABLE INTANGIBLES	—	—	6,025	—	6,025
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	655	—	139	—	794

Total assets	100,526	79,205	34,349	(57,353)	156,727

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,287	$14,197	$—	$—	$27,484
Trade accounts payable	6,388	41,999	9,148	(1,104)	56,431
Accrued expenses	9,806	6,924	3,599	—	20,329

Total current liabilities	29,481	63,120	12,747	(1,104)	104,244

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,194	—	—	—	3,194
NOTES PAYABLE TO AFFILIATES	—	6,005	12,140	(18,145)	—
OTHER LIABILITIES	1,320	—	339	—	1,659

Total liabilities	33,995	69,125	25,226	(19,249)	109,097

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	91,885	—	28,059	(28,059)	91,885
Retained earnings (accumulated deficit)	(27,498)	6,295	(18,955)	(6,241)	(46,399)
Accumulated other comprehensive income	2,182	2,785	—	(2,785)	2,182
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	66,531	10,080	9,123	(38,104)	47,630

Total liabilities and shareholders’ equity	$100,526	$79,205	$34,349	$(57,353)	$156,727

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended September 30, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$55,917	$16,676	$—	$72,593
Service fee revenue	15,553	—	—	—	15,553
Service fee revenue — affiliate	1,913	—	—	(1,913)	—
Pass-thru revenue	6,254	—	—	(116)	6,138

Total revenues	23,720	55,917	16,676	(2,029)	94,284

COSTS OF REVENUES:
Cost of product revenue	—	50,539	16,360	(10)	66,889
Cost of service fee revenue	12,408	—	—	(640)	11,768
Cost of pass-thru revenue	6,254	—	—	(116)	6,138

Total costs of revenues	18,662	50,539	16,360	(766)	84,795

Gross profit	5,058	5,378	316	(1,263)	9,489

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,715	2,318	3,560	(1,263)	11,330
MERGER INTEGRATION EXPENSE	—	—	486	—	486
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	6,715	2,318	4,250	(1,263)	12,020

Income (loss) from operations	(1,657)	3,060	(3,934)	—	(2,531)
INTEREST EXPENSE (INCOME), NET	(33)	600	(10)	—	557

Income (loss) before income taxes	(1,624)	2,460	(3,924)	—	(3,088)
INCOME TAX PROVISION (BENEFIT)	(711)	932	—	—	221

NET INCOME (LOSS)	$(913)	$1,528	$(3,924)	$—	$(3,309)

EBITDA	$(102)	$3,064	$(3,649)	$—	$(687)

Adjusted EBITDA	$104	$3,064	$(3,163)	$—	$5

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(913)	$1,528	$(3,924)	$—	$(3,309)
Income tax expense (benefit)	(711)	932	—	—	221
Interest expense (income)	(33)	600	(10)	—	557
Depreciation and amortization	1,555	4	285	—	1,844

EBITDA	$(102)	$3,064	$(3,649)	$—	$(687)
Stock-based compensation	206	—	—	—	206
Merger integration expense	—	—	486	—	486

Adjusted EBITDA	$104	$3,064	$(3,163)	$—	$5

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Nine Months Ended September 30, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$185,199	$67,248	$—	$252,447
Service fee revenue	47,681	—	—	—	47,681
Service fee revenue — affiliate	6,415	—	—	(6,415)	—
Pass-thru revenue	14,471	—	—	(343)	14,128

Total revenues	68,567	185,199	67,248	(6,758)	314,256

COSTS OF REVENUES:
Cost of product revenue	—	171,269	64,481	(52)	235,698
Cost of service fee revenue	36,479	—	—	(1,966)	34,513
Cost of pass-thru revenue	14,471	—	—	(343)	14,128

Total costs of revenues	50,950	171,269	64,481	(2,361)	284,339

Gross profit	17,617	13,930	2,767	(4,397)	29,917

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	19,583	7,566	11,486	(4,397)	34,238
MERGER INTEGRATION EXPENSE	—	—	1,129	—	1,129
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	545	—	545

Total operating expenses	19,583	7,566	13,160	(4,397)	35,912

Income (loss) from operations	(1,966)	6,364	(10,393)	—	(5,995)
INTEREST EXPENSE (INCOME), NET	(98)	1,592	11	—	1,505

Income (loss) before income taxes	(1,868)	4,772	(10,404)	—	(7,500)
INCOME TAX PROVISION (BENEFIT)	(1,211)	1,791	—	—	580

NET INCOME (LOSS)	$(657)	$2,981	$(10,404)	$—	$(8,080)

EBITDA	$2,695	$6,371	$(9,628)	$—	$(562)

Adjusted EBITDA	$3,381	$6,371	$(8,110)	$—	$1,642

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(657)	$2,981	$(10,404)	$—	$(8,080)
Income tax expense (benefit)	(1,211)	1,791	—	—	580
Interest expense (income)	(98)	1,592	11	—	1,505
Depreciation and amortization	4,661	7	765	—	5,433

EBITDA	$2,695	$6,371	$(9,628)	$—	$(562)
Stock-based compensation	686	—	—	—	686
Merger integration expense	—	—	1,129	—	1,129
Loss on sales transaction to former eCOST customer			389		389

Adjusted EBITDA	$3,381	$6,371	$(8,110)	$—	$1,642

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	September 30,
	2007	2006
Total Customers (1)	1,720,259	1,615,730
Active Customers (2)	162,583	326,530
New Customers (3)	21,462	34,124
Number of Orders (4)	64,975	51,922
Average Order Value (5)	$405	$361
Advertising Expense (6)	$219,800	$436,000
Cost to Acquire a New Customer (7)	$7.08	$12.78

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense ($67,811) was not included in the 2007 calculation as i is used fo retentio and not acquisition. Previously, certain customer retention costs as reported were included in the cost to acquire new customers.
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